Exhibit 99.1

Power REIT Acquires Properties for Cannabis Greenhouse Cultivation and Processing Enters Option to Acquire Additional Land in Highly Accretive Transaction

Old Bethpage, New York, October 16, 2020 (GLOBE NEWSWIRE) Power REIT (NYSE-AMEX: PW and PW.PRA) (“Power REIT” or the “Trust”) today announced that it acquired two parcels in Crowley County, Colorado (the “Properties”) for $150,000 through a wholly owned subsidiary (“PropCo”). The Properties are strategically located in a part of southern Colorado that offers a very favorable business setting and climate for greenhouse cultivation. The parcels are comprised of 2.37 acres and 2.09 acres respectively.

Concurrent with the acquisition of the Properties, PropCo entered into a lease with a seasoned operator of cannabis cultivation facilities (“Monte Fiore”). The lease is structured as a “triple-net” lease that requires Monte Fiore to pay all property related expenses including maintenance, insurance and taxes. The lease has a term of 20 years and provides two, 5-year renewal options for the tenant and has financial guarantees from affiliates of the tenant. The lease requires Monte Fiore to maintain a medical marijuana license and to operate in accordance with all Colorado and municipal regulations while prohibiting retail sales of its products from the property. The lease is structured to provide straight-line annual rent of approximately $579,000 which represents an unleveraged FFO yield of approximately 18.9% on the invested capital. The transaction, increases Power REIT’S FFO on a run rate basis by approximately $0.30 per share.

As part of the transaction, Power REIT has agreed to fund the immediate construction of a 33,744 square foot greenhouse and processing facility for approximately $2.9 million. Accordingly, Power REIT’s total capital commitment is approximately $3.1 million. In addition, Power REIT has secured options to acquire two additional adjacent parcels with approximately 2 acres each and has the option to acquire such parcels and fund the construction of additional greenhouse and processing space for Monte Fiore. The parcels are intended to be acquired in phases over the next several years. In the event the options are not exercised per the schedule and options expire, Power REIT has a Right of First Refusal over the parcels.

David Lesser, Power REIT’s Chairman and CEO, commented, “We have worked hard to create a plan for a truly state of the art greenhouse cultivation complex with a highly sophisticated cannabis operator. Monte Fiore, and its affiliates have developed and currently operate a 36,000 square foot greenhouse cultivation facility in southern Colorado and operate a 60,000 square foot hemp greenhouse and 400 acre outdoor farm. We believe this transaction positions them to become a strong leader in the Colorado regulated cannabis market and we are excited to support their efforts.”

Jared Schrader, Chief Executive Officer of Monte Fiore, commented, “Monte Fiore is a company focused on greenhouse cultivation and processing. We are currently in the enviable position such that the demand for our products far exceeds our capacity. After investigating alternatives, we have concluded to pursue growth plans in Crowley County based on the favorable environment and infrastructure. In addition, the support of Power REIT allows us to accelerate our growth and work toward our objective of becoming a large-scale low-cost producer of the highest quality cannabis and cannabis related products.

Monte Fiore is dedicated to producing consistent, top quality cannabis in a sustainable manner. We are craft-driven creators, meaning we prioritize producing the best product over generating the most hype. And by using industry leading genetics and practicing completely pesticide free hydronic cultivation, we can serve our customers better and foster a blazing passion for our product. We are excited to have the support of Power REIT and look forward to expanding this relationship over time at this location as well as other potential opportunities.”

Nick Perrino, President of Monte Fiore, commented, “Upon completion of construction, the greenhouse campus will have exceptional performance to grow high quality cannabis at a competitive cost. We will also have a state-of-the-art processing facility that will allow us to capture significant market share for our cannabis derived products. We pride ourselves on the ability to perpetually harvest approximately 1,000 plants per week. Upon completion of this cultivation facility, we expect this number to grow to approximately 2,000 plants per week. Power REIT moves us towards our vision of becoming a large-scale producer of the highest quality cannabis and cannabis products in Colorado.”

FFO ASSUMPTIONS

The acquisition described above is immediately accretive to CORE FFO by adding approximately $579,000 of straight-line rent that translates to incremental CORE FFO of approximately $0.30 per share per annum on a run rate basis. Omitting any future acquisition or financing activity, this transaction along with the other recently announced greenhouse related transactions should increase CORE FFO per share to approximately $2.04 per year on an annualized run rate basis which compares to $0.56 per share prior to embarking on our updated business plan in July 2019.

Power REIT is currently focusing on additional accretive acquisition opportunities within its targeted markets while simultaneously seeking non-diluticve capital sources to fund this pipeline. As of this announcement, approximately $16.6 million has been committed to transactions since completing the previously disclosed debt financing.

Mr. Lesser, concluded Since embarking on our new business plan focused on Controlled Environment Agriculture properties in July 2019, Power REIT has now demonstrated dramatic growth in FFO. Our FFO per share for the second quarter of 2019 was $0.14 and we are now offering guidance that our run rate FFO based is $0.51 per share per quarter assuming no additional transactions beyond what has now been announced. This represents 264% growth in a little over a year. Given our relatively small size coupled with the attractive rates of return that Power REIT is investing in greenhouse properties, translates to the potential for significant additional growth. Power REIT is actively working on a capital plan to continue its dramatic growth. Power REIT currently trades at less than a 10x multiple of its forward FFO guidance. As such, Power REIT trades at a lower multiple than typical REITs and yet has a clear path to growth that far exceed the REIT market in general. I believe this represents a compelling opportunity for investment that should generate attractive risk adjusted returns.”

UPDATED INVESTOR PRESENTATION

Power REIT has posted an updated investor presentation to its website: www.pwreit.com

Statement on Sustainability

Power REIT owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture (CEA Facilities), Renewable Energy and Transportation.

CEA Facilities, such as greenhouses, provide an extremely environmentally friendly solution, which consume approximately 70% less energy than indoor growing operations that do not benefit from “free” sunlight. CEA facilities use 90% less water than field grown plants, and all of Power REIT’s greenhouse properties operate without the use of pesticides and avoid agricultural runoff of fertilizers and pesticides. These facilities cultivate medical Cannabis, which has been recommended to help manage a myriad of medical symptoms, including seizures and spasms, multiple sclerosis, post-traumatic stress disorder, migraines, arthritis, Parkinson’s disease, and Alzheimer’s.

Renewable Energy assets are comprised of land and infrastructure associated with utility scale solar farms. These projects produce power without the use of fossil fuels thereby lowering carbon emissions. The solar farms produce approximately 50,000,000 kWh of electricity annually which is enough to power approximately 4,600 home on a carbon free basis.

Transportation assets are comprised of land associated with a railroad, an environmentally friendly mode of bulk transportation.

About MONTE FIORE

Monte Fiore, and its affiliates, is a Colorado state-licensed producer of premium cannabis and manufacturer of cannabis derived products. Monte Fiore operates a 36,000 square foot cannabis cultivation and processing facility in southern Colorado. In addition, Monte Fiore operates a 60,000 square foot hemp culrivation greenhouse and 400 acre farm in southern Colorado. Monte Fiore is currently proceeding with the construction of a 33,744 square foot greenhouse and processing facility to meet the demand for its cannabis and cannabis derived products. Additional information about Monte Fiore can be found on its website: https://www.montefiorefarms.com

About Power REIT

Power REIT is a real estate investment trust (REIT) that owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture. Additional information about Power REIT can be found on its website: www.pwreit.com

Cautionary Statement about Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

CONACT:

David H. Lesser, Chairman & CEO	Mary Jensen, Investor Relations
dlesser@pwreit.com	mary@irrealized.com
212-750-0371	310-526-1707

301 Winding Road
Old Bethpage, NY 11804
www.pwreit.com